                                                                               .
                                                                               .
                                                                               .
                                                                 Exhibit (o)(ii)

                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                              SCHWAB CAPITAL TRUST

Name of Fund and Class                Shareholder Service     Transfer Agency Fee (as
----------------------                -------------------     -----------------------
                                      Fee (as a percentage    a percentage of average
                                      --------------------    -----------------------
                                      of average daily net    daily net assets of the
                                      --------------------    -----------------------
                                      assets of the Fund      Fund Class)
                                      ------------------      -----------
                                      Class)
                                      ------

A.  Group I

Schwab S&P 500 Fund-Investor Shares            0.20%                   0.05%
Schwab S&P 500 Fund-e.Shares                   0.05%                   0.05%
Schwab S&P 500 Fund-Select Shares              0.05%                   0.05%

B.  Group II

Schwab International Index                     0.20%                   0.05%
Fund-Investor Shares
Schwab International Index                     0.05%                   0.05%
Fund-Select Shares
Schwab Small-Cap Index Fund-                   0.20%                   0.05%
Investor Shares
Schwab Small-Cap Index Fund-                   0.05%                   0.05%
Select Shares
Schwab Total Stock Market Index                0.20%                   0.05%
Fund-Investor Shares
Schwab Total Stock Market Index                0.05%                   0.05%
Fund-Select Shares
Schwab Small-Cap Equity                        0.20%                   0.05%
Fund-Investor Shares
Schwab Small-Cap Equity Fund-Select            0.05%                   0.05%
Shares
Schwab Dividend Equity Fund -                  0.20%                   0.05%
Investor Shares
Schwab Dividend Equity Fund -                  0.05%                   0.05%
Select Shares
Schwab Hedged Equity Fund -                    0.20%                   0.05%
Investor Shares
Schwab Hedged Equity Fund -                    0.05%                   0.05%
Select Shares

                                          SCHWAB CAPITAL TRUST

                                          By:   /s/ Randall W. Merk
                                                -------------------------------
                                                Randall W. Merk,
                                                President and
                                                Chief Executive Officer
Dated as of August 26, 2003